Joint Filer Information
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 Issuer Name and Trading Symbol:    Steinway Musical Instruments, Inc.   ("LVB")

 Statement for:                     December 23, 2003


 Designated Reporter:    John Hancock Financial Services, Inc.


1. Name and address of Reporting Person:
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   John Hancock Life Insurance Company
   200 Clarendon Street
   Boston, MA 02117

   IRS Number:  04-1414660
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   By:  Barry E. Welch
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        Barry E. Welch
        Senior Managing Director and
        Group Principal